Exhibit 99.1

FIBROCELL SCIENCE, INC. ANNOUNCES $45 MILLION PRIVATE PLACEMENT AND ENTERS STRATEGIC COLLABORATION WITH INTREXON

—Proceeds to Support Commercial Launch of LAVIV and Expand Development of their Proprietary Fibroblast Platform—

—Strategic Collaboration with Intrexon to Advance Development and Commercialization of Next Generation Fibroblast Platform Programs—

EXTON, PA, October 8, 2012 ([BUSINESS WIRE]) –Fibrocell Science, Inc. (FCSC.OB), a biotechnology company focused on commercializing LAVIV, the first and only FDA-approved personalized cell therapy in aesthetic dermatology, and on developing innovative autologous cell therapies for additional aesthetic, medical and scientific applications, today announced that it has entered into a securities purchase agreement for a private placement financing with a select group of institutional investors and high net worth individuals, including NRM VII Holdings I, LLC, a Third Security, LLC affiliated fund. Upon the closing of the transaction, Fibrocell will receive gross proceeds of $45.0 million from the sale of 450 million shares of common stock at a price of $0.10 per share.

Concurrent with the closing of this transaction, the outstanding Series D and Series E Convertible Preferred Stock will be converted into common stock, leaving no remaining shares of preferred stock outstanding. Also concurrent with the closing, approximately $2.1 million in principal amount of the Company’s outstanding convertible notes will also be converted into common stock at a conversion price of $0.10 per share and the remaining $1.5 million in principal amount of the outstanding convertible notes will be redeemed for cash with the proceeds from the transaction. The outstanding convertible notes shall be converted and redeemed in the amount of outstanding principal, accrued interest and interest scheduled to maturity. There will be no debt outstanding at the closing of the transaction.

Concurrent with this transaction, Fibrocell announced that it has entered into a strategic collaboration with Intrexon Corporation, a synthetic biology company that utilizes its proprietary technologies to provide control over cellular function, for the development and commercialization of the next generation of genetically modified and non-genetically modified autologous fibroblasts and autologous dermal cells in the U.S. Intrexon will make available its proprietary platforms and technologies, including UltraVector®, DNA and RNA MOD engineering, protein engineering, transcription control chemistry, genome engineering, cell processing, and cell system engineering, to the Fibrocell program.

As consideration, Intrexon will receive an upfront technology access fee of $3.2938 million payable by Fibrocell in common stock at the price paid in this financing. Fibrocell will engage Intrexon for support services for the development of new products under this agreement and will reimburse Intrexon for these activities. Upon commercialization of any of the products generated with Intrexon technology under the agreement, Fibrocell will pay quarterly cash royalties to Intrexon.

David Pernock, Chief Executive Officer of Fibrocell, stated, “This is a transformative and strategic financing for Fibrocell. With this capital we can unlock the power of our fibroblast platform to improve the lives of patients and to create value for stockholders. We now have a strong, simplified balance sheet, and we believe the investment will allow us to accomplish our key objectives: expand capacity to meet demand for LAVIV, improve our manufacturing efficiency and COGS, and further our clinical programs for potential new indications. The new relationship with Intrexon is exciting and strategically important by granting us access to their cutting edge technology so that we can continue to innovate and maintain our leadership in cell-based therapy. We warmly welcome our new investors and new board members and thank our existing stockholders for their participation in helping shape the future of the company.”

RJ Kirk, Chairman of Third Security and of Intrexon, stated, “We believe Fibrocell is poised to lead in an important new category of therapeutic arts. The Company has an excellent management team, deep technical expertise, and proven production and commercial platforms. With the capital this raise provides for expansion and growth, we expect great success for LAVIV. And, through access to Intrexon’s technology and the ability to innovate on top of an established and approved platform, such that even early experiments may be conducted within a GMP operating system, we expect the Company to establish a leadership role in creating additional high-value cellular therapeutics for underserved health needs. We are committed to our partnerships with Fibrocell and look forward to working with David and his team.”

The private placement is expected to close no later than October 11, 2012 and is subject to the satisfaction of customary closing conditions.

The available proceeds from the private placement will provide Fibrocell with the resources to expand the commercial launch of LAVIV, its first FDA-approved product for the treatment of nasolabial folds, to expand manufacturing capacity and implement process improvements, and to advance further development of LAVIV into other high unmet need indications such as the treatment of severe restrictive burn scars, vocal cord scarring and acne scars.

In conjunction with this financing transaction, Marcus E. Smith, Senior Managing Director and General Counsel of Third Security, LLC, and Julian P. Kirk, Managing Director of Third Security, LLC, will join Fibrocell’s Board of Directors.

The Company’s stockholders approved a proposed amendment to its Certificate of Incorporation to effect a reverse stock split of the outstanding shares of common stock, as determined by the Board, if the Board believes such action will facilitate the listing of the Company’s common stock on a national securities exchange. The Board does not have a timetable for any such reverse stock split, but the amendment requires such reverse stock split, if it occurs, to be effective prior to July 31, 2013. The Company believes that the closing of this transaction is an important step in the Board’s determination of whether to effectuate such reverse stock split and seek listing of the common stock on a national securities exchange.

MTS Securities, LLC acted as strategic advisor to the Company on the transaction.

Barclays and MTS Securities, LLC acted as lead placement agents and John Carris Investments, LLC acted as co-placement agent on the transaction.

About LAVIV™ (azficel-T)

LAVIV was approved by the FDA on June 21, 2011 for the improvement of the appearance of moderate-to-severe nasolabial fold wrinkles in adults and is the first and only personalized cell therapy approved by the FDA for aesthetic use. LAVIV is now available in major metropolitan areas throughout the U.S., exclusively through board-certified dermatologists and plastic surgeons who have been trained by Fibrocell Science on the treatment process. A list of trained and certified physicians is available at www.mylaviv.com and will be continually updated as new physicians are trained and begin offering LAVIV in their practice.

Fibrocell Science is conducting research to identify other potential uses of LAVIV and their proprietary fibroblast technology. There is no timeline regarding when Fibrocell Science will seek FDA regulatory approval for additional uses.

Important Safety Information About LAVIV™ (azficel-T)

LAVIV is made especially for you from your own skin cells. Using someone else’s cells can cause a serious reaction. Prior to injection, confirm with your physician that your information on the LAVIV vial is correct. The most common side effects of LAVIV are at the injection-site, including redness, bruising, swelling, pain, bleeding, lumps, irritation, and itchiness. In clinical trials with LAVIV, most injection-site adverse reactions resolved within one week and most required no treatment. Your health care provider will help you to decide whether you are a candidate for LAVIV and may help you avoid some of the adverse reactions from LAVIV.

Before getting LAVIV, tell your healthcare provider if you have any medical problems including allergic reactions to any drugs or food, bleeding disorders or take blood-thinning medicines like aspirin, ibuprofen, or Coumadin® (warfarin sodium), keloids or excessive scarring, skin cancer or any malignancy, genetic disorders affecting your skin, immune problems or take medicines that affect your immune system, or any other illness or medical problem. The full Prescribing Information for LAVIV includes additional warnings about adverse reactions that occurred in less than 1% of patients following LAVIV treatment in clinical trials. Talk to your healthcare provider about these warnings. Please tell your healthcare provider if you are allergic to the antibiotics amphotericin or gentamicin, bovine materials (products made from cattle), or dimethyl sulfoxide(DMSO).

Do not use LAVIV if you have a skin infection on your face because LAVIV treatment can make the infection worse.

Please see the accompanying full prescribing information for LAVIV contraindications, warnings, precautions and adverse events or visit www.mylaviv.com.

About Fibrocell Science, Inc.

Fibrocell Science, Inc. (FCSC.OB) is an autologous cellular therapeutic company focused on the development of innovative products for aesthetic, medical and scientific applications. Fibrocell Science is committed to advancing the scientific, medical and commercial potential of autologous skin and tissue, as well as its innovative cellular processing technology and manufacturing excellence. For additional information, please visit www.fibrocellscience.com.

Forward-Looking Statements

All statements in this press release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, without limitation, the Company’s ability to close the financing transaction prior to October 11, 2011. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of the Company’s control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, as updated in “Item 1A. Risk Factors” in the Company’s Quarterly Reports on Form 10-Q filed since the annual report. The Company operates in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertakes no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the Company’s public filings with the SEC.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.